SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 19, 1999


                     R&B FALCON CORPORATION
     (Exact name of registrant as specified in its charter)


       Delaware                1-13729              76-0544217
   (State or other          (Commission          (I.R.S. Employer
   jurisdiction of          File Number)       Identification No.)
    incorporation)


             901 Threadneedle, Houston, TX   77079
     (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code  (281)  496-5000


Item 4.   Change in Registrant's Certifying Accountant.


     Effective December 1, 1998, Cliffs Drilling Company ("Cliffs Drilling") was acquired by R&B Falcon Corporation, a Delaware corporation (the "Company"), by way of a merger (the "Merger") of Cliffs Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, with and into Cliffs Drilling. As a result of the Merger, Cliffs Drilling is now a wholly-owned subsidiary of the Company.

     Prior to the Merger, Ernst & Young LLP ("Ernst & Young") served as the principal accountant to audit Cliffs Drilling's financial statements, and Arthur Andersen LLP ("Arthur Andersen") served as the principal accountant to audit the financial statements of the Company and its consolidated subsidiaries. On May 19, 1999, the Board of Directors of the Company, upon the recommendation of the Audit Committee, selected Arthur Andersen to audit the books,
records,  and  accounts  of  Cliffs Drilling.   Accordingly,  Arthur
Andersen will serve as the principal accountant to audit Cliffs Drilling's financial statements, effective as of May 19, 1999. Arthur Andersen will also continue to serve as the principal accountant to audit the financial statements of the Company.

     The Company's decision to utilize Arthur Andersen as Cliffs Drilling's principal independent auditor may be deemed to constitute a dismissal of Ernst & Young within the meaning of Item 304(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission"). The reports of Ernst & Young on Cliffs Drilling's consolidated financial statements as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of Cliffs Drilling's financial statements for the fiscal years ended December 31, 1997 and 1998, and in the subsequent interim period, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report. The Company has requested Ernst & Young to furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 19, 1999, is filed as Exhibit 16.1 hereto.


Item 7.   Financial Statements And Exhibits

          (c)  Exhibits.

               16.1 Letter from Ernst & Young LLP


                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                R&B FALCON CORPORATION



                                By /s/T. W. Nagle
                                   ---------------------
                                   T. W. Nagle
                                   Executive Vice President



Dated: May 20, 1999